Execution Version

INCREMENTAL ASSUMPTION AGREEMENT AND AMENDMENT

Dated as of June 15, 2016
among
BERRY PLASTICS GROUP, INC.,
BERRY PLASTICS CORPORATION
and
CERTAIN SUBSIDIARIES OF BERRY PLASTICS CORPORATION
as Loan Parties,
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Administrative Agent,
CITIBANK, N.A.
as Initial Term G Lender,
CITIBANK, N.A.
as Initial Term H Lender
and the
LENDERS PARTY HERETO,
as Required Lenders

INCREMENTAL ASSUMPTION AGREEMENT AND AMENDMENT

THIS INCREMENTAL ASSUMPTION AGREEMENT AND AMENDMENT, dated as of June 15, 2016 (this "Agreement"), is among BERRY PLASTICS CORPORATION, a Delaware corporation (the "Borrower"), BERRY PLASTICS GROUP, INC., a Delaware corporation ("Holdings"), each Subsidiary of the Borrower listed on the signature pages hereto (together with Holdings and the Borrower, the "Loan Parties"), Citibank, N.A., as a Lender (as defined in the Credit Agreement referred to below) with respect to the Term G Loans (in such capacity, the "Initial Term G Lender"), Citibank, N.A., as a Lender with respect to the Term H Loans (in such capacity, the "Initial Term H Lender"), and Credit Suisse AG, Cayman Islands Branch (formerly known as Credit Suisse, Cayman Islands Branch), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders under the Credit Agreement.
PRELIMINARY STATEMENTS:
(1) The Loan Parties, the Administrative Agent and the other agents and lenders party thereto are parties to the Second Amended and Restated Term Loan Credit Agreement dated as of April 3, 2007 (as modified by that certain Incremental Assumption Agreement, dated as of February 8, 2013, that certain Incremental Assumption Agreement, dated as of January 6, 2014, and that certain Incremental Assumption Agreement and Amendment, dated as of October 1, 2015 (collectively, the "Prior Incremental Assumption Agreements"), the "Credit Agreement"). Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement.
(2) The Borrower has requested that the Initial Term G Lender provide an Incremental Term Loan Commitment (and Incremental Term Loans consisting of Other Term Loans) in the amount of $814,375,000 (such commitment, the "Term G Loan Commitment" and such Term Loans, the "Term G Loans"), and the Initial Term G Lender is willing to provide the Term G Loan Commitment and Term G Loans, subject in each case to the terms and conditions set forth herein.
(3) The Borrower has requested that the Initial Term H Lender provide an Incremental Term Loan Commitment (and Incremental Term Loans consisting of Other Term Loans) in the amount of $1,994,750,000 (such commitment, the "Term H Loan Commitment" and such Term Loans, the "Term H Loans"), and the Initial Term H Lender is willing to provide the Term H Loan Commitment and Term H Loans, subject in each case to the terms and conditions set forth herein.
(4) The Loan Parties, the Initial Term G Lender, the Initial Term H Lender and the Administrative Agent are entering into this Agreement in order to evidence the Term G Loan Commitments and Term G Loans and the Term H Loan Commitments and Term H Loans in accordance with Section 2.21 of the Credit Agreement.
(5) Pursuant to Section 9.08 of the Credit Agreement, Holdings, the Borrower and the Required Lenders may, and hereby express their desire to, amend the Credit Agreement for certain purposes as set forth below.

SECTION 1. New Commitments and New Loans.
Pursuant to Section 2.21 of the Credit Agreement (as amended by this Agreement pursuant to the vote of the Required Lenders hereunder), and subject to the satisfaction of the conditions set forth in Section 5 hereof:
(a) The Initial Term G Lender agrees to make a single loan to the Borrower on the Effective Date (as defined below) in a principal amount equal to the amount set forth with respect to the Initial Term G Lender on Schedule 1A hereto.
(b) The Initial Term H Lender agrees to make a single loan to the Borrower on the Effective Date in a principal amount equal to the amount set forth with respect to the Initial Term H Lender on Schedule 1B hereto.
(c) The Administrative Agent hereby approves of each of the Initial Term G Lender and the Initial Term H Lender as Incremental Term Lenders under the Credit Agreement and approves of the terms of the Term G Loans as set forth in Section 2 hereof and the terms of the Term H Loans as set forth in Section 3 hereof.
(d) For purposes of this Agreement, the following term has the meaning ascribed here:
(i)
"Amendment Lead Arrangers" shall mean Citigroup Global Markets Inc., Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC.

SECTION 2.  Terms of the Term G Loans
Pursuant to Section 2.21 of the Credit Agreement (as amended by this Agreement pursuant to the vote of the Required Lenders hereunder), the Term G Loans shall be Other Term Loans, the terms of which shall be as follows:
(a) The aggregate amount of the Term G Loans and Term G Loan Commitments shall be $814,375,000.
(b) The final maturity date of the Term G Loans shall be January 6, 2021.
(c) The Applicable Margin with respect to the Term G Loans shall be 2.50% per annum in the case of any Eurocurrency Loan that is a Term G Loan and shall be 1.50% for any ABR Loan that is a Term G Loan.
(d) Solely for the purposes of calculation of interest payable in respect of Term G Loans, the term "ABR" shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as announced from time to time by Credit Suisse as its "prime rate" at its principal office in New York, New York and notified to the Borrower (the "Prime Rate") and (c) the daily ICE LIBOR (as defined below) (provided that, for the avoidance of doubt, the ICE LIBOR for any day shall be based on the rate determined on such day at approximately 11:00 a.m., London time) for a one month interest period plus 1% (the "Adjusted LIBO Rate").  Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

(e) Solely for the purposes of calculation of interest payable in respect of Term G Loans, the term "LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the greater of (a) 1.00% per annum and (b) the rate per annum equal to the ICE Benchmark Administration ("ICE LIBOR"), as published by Bloomberg (or other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided, that if such rate is not available at such time for any reason, then the "LIBO Rate" for such Interest Period shall be the Interpolated Rate.

(f) Solely for the purposes of calculation of interest payable in respect of Term G Loans, the term "Interpolated Rate" shall mean, in relation to the Eurocurrency Loan for any Loan, the rate which results from interpolating on a linear basis between: (a) the ICE Benchmark Administration's Interest Settlement Rates for deposits in Dollars for the longest period (for which that rate is available) which is less than the Interest Period and (b) the ICE Benchmark Administration's Interest Settlement Rates for deposits in Dollars for the shortest period (for which that rate is available) which exceeds the Interest Period, each as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

(g) Notwithstanding anything herein or in the Credit Agreement to the contrary, in the event that, on or prior to the six-month anniversary of the Effective Date, there occurs any Term G Loan Repricing Event or in connection with a Term G Loan Repricing Event constituting an amendment or conversion of Term G Loans, any Lender is required to assign its Term G Loans pursuant to Section 2.19(c) of the Credit Agreement, the Borrower shall on the date of such Term G Loan Repricing Event pay to the Administrative Agent, for the account of each Lender with such Term G Loans that are subject to such Term G Loan Repricing Event or are required to be so assigned, a fee equal to 1.00% of the principal amount of the Term G Loans subject to such Term G Loan Repricing Event or required to be so assigned; provided that any prepayment of any Term G Loans made in connection with a Change in Control shall not require the payment of the 1.00% premium otherwise provided for in this paragraph.

For purposes of this Section 2(g), "Term G Loan Repricing Event" shall mean any prepayment or repayment of Term G Loans with the proceeds of, or any conversion or amendment of Term G Loans into, any new or replacement tranche of term loans bearing interest with an "effective yield" (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmarks floors and original interest discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans and without taking into account any fluctuations in the Adjusted LIBO Rate or comparable rate) less than the "effective yield" applicable to the Term G Loans (as such comparative yields are determined consistent with generally accepted financial practices) (it being understood that (x) in each case, the yield shall exclude any structuring, commitment and arranger fees or other fees unless such similar fees are paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans and shall include any rate floors and any upfront or similar fees paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans or original issue discount payable with respect to such new or replacement tranche of term loans and (y) any such repayment, prepayment or conversion shall only constitute a Term G Loan Repricing Event to the extent the primary purpose of such repayment, prepayment, conversion or amendment, as reasonably determined by the Borrower in good faith, is to reduce the "effective yield" on the Term G Loans).

(h) All other terms not described herein and relating to the Term G Loans shall be the same as the terms of the Term E Loans in effect immediately prior to the Effective Date, as further amended by this Agreement.
SECTION 3.  Terms of the Term H Loans
Pursuant to Section 2.21 of the Credit Agreement (as amended by this Agreement pursuant to the vote of the Required Lenders hereunder), the Term H Loans shall be Other Term Loans, the terms of which shall be as follows:
(a) The aggregate amount of the Term H Loans and Term H Loan Commitments shall be $1,994,750,000.
(b) The final maturity date of the Term H Loans shall be October 1, 2022.
(c) The Applicable Margin with respect to the Term H Loans shall be (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Effective Date pursuant to Section 5.04 of the Credit Agreement, 2.75% per annum in the case of any Eurocurrency Loan that is a Term H Loan and shall be 1.75% for any ABR Loan that is a Term H Loan and (ii) thereafter, (x) if the Total Net First Lien Leverage Ratio set forth in the most recent Compliance Certificate (as defined below) is less than 3.00 to 1.00,  2.50% per annum in the case of any Eurocurrency Loan that is a Term H Loan and shall be 1.50% for any ABR Loan that is a Term H Loan or (y) if the Total Net First Lien Leverage Ratio set forth in the most recent Compliance Certificate is greater than or equal to 3.00 to 1.00, 2.75% per annum in the case of any Eurocurrency Loan that is a Term H Loan and shall be 1.75% for any ABR Loan that is a Term H Loan (each of clauses (x) and (y) referred to as a "Pricing Level"). Concurrently with any delivery of financial statements under Sections 5.04(a) or (b) of the Credit Agreement, the Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower setting forth the Borrower's Total Net First Lien Leverage Ratio as of the end of such fiscal quarter or year and the calculation thereof in reasonable detail (the "Compliance Certificate"). Any increase or decrease in the Applicable Margin resulting from a change in the Total Net First Lien Leverage Ratio, shall become effective as of the first Business Day immediately following the date the applicable Compliance Certificate is delivered; provided that, upon the request of the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply up to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 7.01(a) of the Credit Agreement shall have occurred and be continuing, and shall continue to so apply up to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).  In the event that any Compliance Certificate is shown by the Administrative Agent to be inaccurate (whether as a result of an inaccuracy in the financial statements on which such Compliance Certificate is based, a mistake in calculating the applicable Total Net First Lien Leverage Ratio or otherwise) at any time that the Credit Agreement is in effect and any Term H Loans or Term H Commitments are outstanding such that the Applicable Margin for any period (an "Applicable Period") should have been higher than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined by reference to the corrected Compliance Certificate (but in no event shall the Lenders owe any amounts to the Borrower), and (iii) the Borrower shall pay to the Administrative Agent promptly upon demand (and in no event later than five (5) Business Days after demand) any additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof.  Notwithstanding anything to the contrary in this Agreement, any additional interest hereunder shall not be due and payable until demand is made for such payment pursuant to clause (iii) above and accordingly, any nonpayment of such interest as a result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest per Section 2.13(c) of the Credit Agreement), at any time prior to the date that is five (5) Business Days following such demand.  The Borrower's Obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations under the Credit Agreement.

(d)  Notwithstanding anything herein or in the Credit Agreement to the contrary, in the event that, on or prior to the six-month anniversary of the Effective Date, there occurs any Term H Loan Repricing Event or in connection with a Term H Loan Repricing Event constituting an amendment or conversion of Term H Loans, any Lender (as defined in the Credit Agreement) is required to assign its Term H Loans pursuant to Section 2.19(c) of the Credit Agreement, the Borrower shall on the date of such Term H Loan Repricing Event pay to the Administrative Agent, for the account of each Lender with such Term H Loans that are subject to such Term H Loan Repricing Event or are required to be so assigned, a fee equal to 1.00% of the principal amount of the Term H Loans subject to such Term H Loan Repricing Event or required to be so assigned; provided that any prepayment of any Term H Loans made in connection with a Change in Control shall not require the payment of the 1.00% premium otherwise provided for in this paragraph.

For purposes of this Section 3(d), "Term H Loan Repricing Event" shall mean any prepayment or repayment of Term H Loans with the proceeds of, or any conversion or amendment of Term H Loans into, any new or replacement tranche of term loans bearing interest with an "effective yield" (taking into account, for example, upfront fees, interest rate spreads, interest rate benchmarks floors and original interest discount, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or replacement loans and without taking into account any fluctuations in the Adjusted LIBO Rate or comparable rate) less than the "effective yield" applicable to the Term H Loans (as such comparative yields are determined consistent with generally accepted financial practices) (it being understood that (x) in each case, the yield shall exclude any structuring, commitment and arranger fees or other fees unless such similar fees are paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans and shall include any rate floors and any upfront or similar fees paid to all lenders generally in the primary syndication of such new or replacement tranche of term loans or original issue discount payable with respect to such new or replacement tranche of term loans and (y) any such repayment, prepayment or conversion shall only constitute a Term H Loan Repricing Event to the extent the primary purpose of such repayment, prepayment, conversion or amendment, as reasonably determined by the Borrower in good faith, is to reduce the "effective yield" on the Term H Loans).
(e) All other terms not described herein and relating to the Term H Loans shall be the same as the terms of the Term F Loans in effect immediately prior to the Effective Date, as further amended by this Agreement.

SECTION 4. Additional Amendments.
Effective on the Effective Date and subject to the satisfaction of the terms and conditions set forth herein:
(a) the following definitions shall be inserted in Section 1.01 of the Credit Agreement in alphabetical order:
"Bail-In Action" shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
"Bail-In Legislation" shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
"EEA Financial Institution" shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
"EEA Member Country" shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
"EEA Resolution Authority" shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
"EU Bail-In Legislation Schedule" shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
"FATCA" shall mean Sections 1471 through 1474 of the Code as of the Effective Date (or any amended or successor provisions that are substantively similar) and any current or future regulations thereunder or official interpretation thereof.
 "Write-Down and Conversion Powers" shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b) the definition of "Foreign Subsidiary" in Section 1.01 of the Credit Agreement shall be amended by (i) adding "(a)" after "shall mean" and (ii) adding the following to the end thereof: ", and (b) any Subsidiary of any Subsidiary described in the foregoing clause (a)".

(c) the definition of "Lender Default" in Section 1.01 of the Credit Agreement shall be amended by adding the following to the end thereof: "or (iii) a Lender has, or has a direct or indirect parent company that has, become the subject of a Bail-in Action".

(d) Section 2.17 of the Credit Agreement shall be amended as follows:

 (i) by adding the phrase "that is a "United States person" (as defined in Section 770(a)(30) of the Code)" immediately after the language reading, "In addition, each Lender" that appears at the beginning of the penultimate sentence of clause (f) of said Section 2.17; and

 (ii) by adding the following new clause (h) immediately following Section 2.17(g):

(h) If a payment made by the Company hereunder or under any other Loan Document would be subject to United States federal withholding tax imposed pursuant to FATCA if any Lender fails to comply with applicable reporting and other requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall use commercially reasonable efforts to deliver to the Company and the Administrative Agent, at the time or times prescribed by applicable law or as reasonably requested by the Company or the Administrative Agent, any documentation reasonably requested by the Company or the Administrative Agent reasonably satisfactory to the Company or the Administrative Agent for the Company and the Administrative Agent to comply with their obligations under FATCA to determine the amount to withhold or deduct from such payment and to determine whether such Lender has complied with such applicable reporting and other requirements of FATCA, provided, that, notwithstanding any other provision of this subsection, no Lender shall be required to deliver any document pursuant to this subsection that such Lender is not legally able to deliver or, if in the reasonable judgment of such Lender, such compliance would subject such Lender to any material unreimbursed cost or expense or would otherwise be disadvantageous to such Lender in any material respect, provided, further, that in the event a Lender does not comply with the requirements of this subsection 2.17(h) as a result of the application of the first proviso of this subsection 2.17(h), then such Lender shall be deemed for purposes of this Agreement to have failed to comply with the requirements under FATCA.

(e) Section 2.21(a) of the Credit Agreement shall be amended by adding the phrase "provided further, that (i) Incremental Term Loans may be incurred without regard to the Incremental Amount solely to the extent that the Net Proceeds therefrom are used substantially concurrently with the incurrence of such Incremental Term Loans to prepay existing Term Loans in accordance with the first sentence of Section 2.11(b) (it being understood that such Incremental Term Loans shall not be deemed Excluded Indebtedness)" at the end of the first sentence thereof."

(f) Section 6.10 of the Credit Agreement shall be amended by deleting from clause (b) thereof the phrase, "the Saturday nearest the end of the calendar year" and by substituting "the Saturday nearest September 30" in lieu of the deleted language.

(g) Article IX of the Credit Agreement shall be amended by adding the following as new Section 9.21:

Section 9.21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)  the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
SECTION 5.  Conditions to Effectiveness.
The (x) Initial Term G Lender agrees to make its Term G Loans to the Borrower in an aggregate principal amount equal to its Term G Loan Commitment and (y) Initial Term H Lender agrees to make its Term H Loans to the Borrower in an aggregate principal amount equal to its Term H Loan Commitment, in each case on and as of the date (the "Effective Date") on which the following conditions shall have been satisfied:
(a) The Administrative Agent (or its counsel) shall have received from each party hereto including at least the Required Lenders prior to giving effect to this Agreement either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of (i) Bryan Cave LLP, special counsel for the Loan Parties, (ii) Jason Greene, in-house counsel for the Loan Parties, (iii) Fabian VanCott, Utah counsel for certain of the Loan Parties, (iv) Richards, Layton & Finger, P.A., Delaware counsel for certain of the Loan Parties, (v) Faegre Baker Daniels, LLP, Minnesota counsel for certain of the Loan Parties, (vi) Gess Gess & Wallace, New Jersey counsel for certain of the Loan Parties, (vii) Godfrey & Kahn, S.C., Wisconsin counsel for certain of the Loan Parties, (viii) Venable LLP, Maryland counsel for certain of the Loan Parties, and (ix) Gentry Locke Rakes & Moore, Virginia counsel for certain of the Loan Parties, in each case, each (A) dated the Effective Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Lenders and (C) customary in form and substance for transactions of the type contemplated hereby and reasonably satisfactory to the Administrative Agent and covering such matters as are customary for transactions of the type contemplated hereby and consistent with the opinions delivered in connection with the Prior Incremental Assumption Agreements (to the extent applicable).

(c) The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (ii), (iii) and (iv) below:

(i)
a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Loan Party, (A) in the case of a corporation, certified by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official) or (B) in the case of a partnership or limited liability company, certified by the Secretary or Assistant Secretary of each such Loan Party;

(ii)
a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Effective Date and certifying that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Effective Date and at all times since the date of the resolutions described in clause (A) below,

(A)
that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of this Agreement and, in the case of the Borrower, the borrowing of Term G Loans and Term H Loans, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Effective Date,

(B)
that the certificate or articles of incorporation, certificate of limited partnership or certificate of formation of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

(C)	as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of such Loan Party, and
(D)	as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party;
(iii)
certification of a director or another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate delivered pursuant to Section 5(c)(ii); and

(iv)	a certificate of a Responsible Officer of the Borrower as to satisfaction of the condition set forth in Section 5(g) hereof.

(d) The Administrative Agent, the Amendment Lead Arrangers, the Initial Term G Lender and the Initial Term H Lender shall have received all fees due and payable thereto on or prior to the Effective Date and, to the extent invoiced at least three Business Days prior to the Effective Date, all other amounts due and payable (whether pursuant to the Loan Documents, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP and local counsel) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

(e) The Amendment Lead Arrangers shall have received, at least three Business Days prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, to the extent requested in writing at least 10 days prior to the Effective Date.

(f) Substantially concurrently with the making by the Initial Term G Lender of its Term G Loans to the Borrower on the Effective Date, all of the principal, interest, fees and other amounts due and payable in respect of the Term E Loans under the Credit Agreement shall have been paid by the Borrower and (ii) substantially concurrently with the making by the Initial Term H Lender of its Term H Loans to the Borrower on the Effective Date, all of the principal, interest, fees and other amounts due and payable in respect of the Term F Loans under the Credit Agreement shall have been paid by the Borrower; provided that, in each case, the notice requirement under Sections 2.10(d) and 2.11 of the Credit Agreement is hereby waived.

(g) The representations and warranties set forth in Article III of the Credit Agreement shall be true and correct in all material respects as of the Effective Date, in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and immediately after giving effect to the Borrowing of the Term G Loans and the Term H Loans, no Event of Default or Default shall have occurred and be continuing or would result therefrom.

(h) The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 of the Credit Agreement; provided that the notice requirement under Section 2.03 of the Credit Agreement is hereby waived.

(i) The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower in the form attached as Annex C hereto certifying that the Borrower and its subsidiaries, on a consolidated basis after giving effect to the transactions contemplated hereby, are solvent.

(j) The Administrative Agent shall have received a "Life-of-Loan" flood hazard determination notice for each real property encumbered by a Mortgage, and if such real property is located in a special flood hazard area, (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party and (y) certificates of flood insurance evidencing any such insurance required by the Credit Agreement.

SECTION 6.  Representations and Warranties. On the Effective Date, the Loan Parties represent and warrant to the Initial Term G Lender and the Initial Term H Lender that: (a) the execution, delivery and performance by Holdings, the Borrower and each of the Subsidiary Loan Parties of this Agreement and the incurrence of the Term G Loans and the Term H Loans hereunder and under the Credit Agreement (as amended hereby) are permitted under, and do not conflict with or violate, the terms of the Credit Agreement, the Existing ABL Credit Agreement, the Intercreditor Agreement or the Senior Lender Intercreditor Agreement, (b) no default shall exist under the Credit Agreement, the Existing ABL Credit Agreement, and any indenture and supplemental indenture governing the senior notes issued by the Borrower and outstanding on the Effective Date, (c) no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with this Agreement or the incurrence by the Borrower of the Term G Loans and the Term H Loans, and (d) the proceeds of the Term G Loans and the Term H Loans will be used, together with other funds available to the Borrower, substantially simultaneously by the Borrower to repay all of the outstanding Term E Loans and all of the outstanding Term F Loans.
SECTION 7. Reference to and Effect on the Credit Agreement; Confirmation of Guarantors.
(a) On and after the effectiveness of this Agreement, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Agreement.
(b) Each Loan Document, after giving effect to this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Agreement, each reference in each of the Loan Documents (including the Collateral Agreement and the other Security Documents) to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Agreement, and each reference to "Lender" therein shall, for the avoidance of doubt, include any holder of Term G Loans and any holder of Term H Loans, including the Initial Term G Lender and the Initial Term H Lender, respectively. Without limiting the generality of the foregoing, the Security Documents (in the case of the Mortgages, after giving effect to any amendments thereto required to give effect to the Term G Loans and the Term H Loans) and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, as amended by, and after giving effect to, this Agreement (in the case of the Mortgages, subject to any limitations contained in the Mortgages on maximum indebtedness or maximum indebtedness permitted to be secured thereby), in each case subject to the terms thereof.
(c) Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Collateral Agreement) and confirms that (in the case of the Mortgages) such liens and security interests continue to secure the Obligations under the Loan Documents, including, without limitation, all Obligations resulting from or incurred pursuant to the Term G Loans and the Term H Loans  (in the case of the Mortgages, subject to any limitations contained in the Mortgages on maximum indebtedness or maximum indebtedness permitted to be secured thereby), in each case subject to the terms thereof and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to Article II of the Collateral Agreement.
(d) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.
(e) This Agreement is a Loan Document.

SECTION 8. Initial Term G Lender and Initial Term H Lender.
(a) Each of the Initial Term G Lender and the Initial Term H Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.04 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on its signature page hereto is its legal name; (iv) confirms that it is not the Borrower or any of its Subsidiaries or an Affiliate of any of them; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.17 of the Credit Agreement.
(b) On and after the Effective Date, each of the Initial Term G Lender and the Initial Term H Lender shall be a party to the Credit Agreement as a Lender and shall have all of the rights and obligations of a Lender thereunder. All notices and other communications provided for hereunder or under the Loan Documents to the Initial Term G Lender or to the Initial Term H Lender shall be to its address as set forth in the administrative questionnaire such Lender has furnished to the Administrative Agent.
SECTION 9. Costs, Expenses.  The Borrower agrees to pay all reasonable out-of-pocket costs and expenses (including Other Taxes) incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 9.05 of the Credit Agreement.
SECTION 10. Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 5. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be effective as delivery of a manually signed original.
SECTION 11.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
BERRY PLASTICS CORPORATION

By:	/s/ Mark W. Miles
Name: Mark W. Miles
Title: Chief Financial officer

BERRY PLASTICS GROUP, INC.

By:	/s/ Mark W. Miles
Name: Mark W. Miles
Title: Chief Financial officer

BERRY PLASTICS ACQUISITION CORPORATION V
BERRY PLASTICS ACQUISITION CORPORATION XI
BERRY PLASTICS ACQUISITION CORPORATION XII
BERRY PLASTICS ACQUISITION CORPORATION XIII

BERRY PLASTICS FILMCO, INC.
BERRY PLASTICS OPCO, INC.
BERRY PLASTICS SP, INC.
BERRY PLASTICS TECHNICAL SERVICES, INC.
BERRY STERLING CORPORATION
BPREX CLOSURES KENTUCKY INC.
BPREX DELTA INC.
BPREX BRAZIL HOLDING INC.
BPREX HEALTHCARE BROOKVILLE INC.
BPREX HEALTHCARE PACKAGING INC.
BPREX PLASTIC PACKAGING INC.
BPREX PLASTICS SERVICES COMPANY INC.
BPREX PRODUCT DESIGN AND ENGINEERING INC.
BPREX SPECIALTY PRODUCTS PUERTO RICO INC.
CARDINAL PACKAGING, INC.
CPI HOLDING CORPORATION
PESCOR, INC.
PLIANT CORPORATION INTERNATIONAL
PRIME LABEL & SCREEN INCORPORATED
ROLLPAK CORPORATION
VENTURE PACKAGING, INC.
VENTURE PACKAGING MIDWEST, INC.

UNIPLAST U.S., INC.

By:	/s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

AEROCON, LLC
BERRY PLASTICS ACQUISITION CORPORATION XV,
LLC
BERRY PLASTICS ACQUISITION LLC X
BERRY PLASTICS DESIGN, LLC
BERRY PLASTICS 1K, LLC
BPREX CLOSURES, LLC
BPREX CLOSURE SYSTEMS, LLC
CAPLAS, LLC
CAPLAS NEPTUNE, LLC
CAPTIVE PLASTICS, LLC
CAPTIVE PLASTICS HOLDINGS, LLC
COVALENCE SPECIALTY ADHESIVES LLC
COVALENCE SPECIALTY COATINGS LLC
KERR GROUP, LLC
KNIGHT PLASTICS, LLC
PACKERWARE, LLC
PLIANT, LLC
POLY-SEAL, LLC
SAFFRON ACQUISITION, LLC
SEAL FOR LIFE INDUSTRIES, LLC
SETCO, LLC
SUN COAST INDUSTRIES, LLC

UNIPLAST HOLDINGS, LLC

By:	/s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

GRAFCO INDUSTRIES LIMITED PARTNERSHIP
By: CAPLAS NEPTUNE, LLC its General Partner

By:	/s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

AVINTIV INC. (individually and as successor by merger to Berry Plastics Acquisition Corporation IX)
AVINTIV ACQUISITION CORPORATION
AVINTIV SPECIALTY MATERIALS INC.
PGI POLYMER, INC.
CHICOPEE, INC.
FABRENE, L.L.C.
DOMINION TEXTILE (USA), L.L.C.
PGI EUROPE, INC.
FIBERWEB GEOS, INC.
FIBERWEB HOLDINGS, INC.
FIBERWEB, INC.
FIBERWEB INDUSTRIAL TEXTILES CORPORATION
FIBERWEB USA HOLDINGS, INC.
FIBERWEB WASHOUGAL, INC.
OLD HICKORY STEAMWORKS, LLC
PRISTINE BRANDS CORPORATION
PROVIDENCIA USA, INC.

By:	/s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President, General Counsel and Secretary

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Nicholas Goss
Name: Nicholas Goss
Title: Authorized Signatory

CITIBANK, N.A., as Initial Term G Lender

By:	/s/ Christopher Wood
Name: Christopher Wood
Title: Managing Director
CITIBANK, N.A., as Initial Term H Lender

By:	/s/ Christopher Wood
Name: Christopher Wood

Schedule 1A

Initial Term G Lender	Term G Loan Commitments
Citibank, N.A.	$814,375,000

Schedule 1B

Initial Term H Lender	Term H Loan Commitments
Citibank, N.A.	$1,994,750,000

Annex A
SOLVENCY CERTIFICATE
June 15, 2016
Reference is made to the Second Amended and Restated Term Loan Credit Agreement dated as of April 3, 2007 by and among Holdings, the Borrower, the Lenders and other parties thereto and Credit Suisse AG, Cayman Islands Branch (formerly known as Credit Suisse, Cayman Islands Branch), as administrative agent  (as modified by that certain Incremental Assumption Agreement, dated as of February 8, 2013, that certain Incremental Assumption Agreement, dated as of January 6, 2014,  that certain Incremental Assumption Agreement and Amendment, dated as of October 1, 2015 and the Incremental Assumption Agreement and Amendment (the "Amendment") dated as of the date hereof, the "Credit Agreement"); unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.
I, the undersigned, solely in my capacity as the Chief Financial Officer of the Borrower, and not in my individual capacity, do hereby certify that, on the Closing Date after giving effect to the transactions contemplated by the Amendment:
(a) the fair value of the property of the Borrower and its Subsidiaries (taken as a whole) is greater than the total amount of liabilities, including contingent liabilities, of the Borrower and its Subsidiaries (taken as a whole) (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability);
(b) the present fair salable value of the assets of the Borrower and its Subsidiaries (taken as a whole) is not less than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries (taken as a whole) on their debts as they become absolute and matured;
(c) the Borrower and its Subsidiaries do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they become absolute and matured; and
(d) the Borrower and its Subsidiaries are not engaged in any business, as conducted on the Effective Date and as proposed to be conducted following the Effective Date, for which the property of the Borrower and its Subsidiaries (taken as a whole) would constitute an unreasonably small capital.
IN WITNESS WHEREOF, I have delivered this certificate as of the date first written above.

BERRY PLASTICS CORPORATION

By:	/s/ Mark W. Miles
	Name:	Mark W. Miles
	Title:	Chief Financial Officer